UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2007

KBS REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant specified in its charter)

Maryland	000-52606	20-2985918
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

KBS Real Estate Investment Trust, Inc. (the “Company”) has entered into an agreement to acquire a six-story office building containing 160,539 rentable square feet (the “Royal Ridge Building”). On May 18, 2007, the Company’s external advisor, KBS Capital Advisors LLC (the “Advisor”), entered into a purchase and sale agreement with FSP Royal Ridge Corp. On June 5, 2007, the Advisor assigned this purchase and sale agreement to an indirect, wholly owned subsidiary of the Company for no consideration. Pursuant to the purchase and sale agreement, the Company would be obligated to purchase the property only after satisfactory completion of agreed upon closing conditions. The seller is not affiliated with the Company or the Advisor.

The purchase price of the Royal Ridge Building is $33,000,000 plus closing costs. The Company intends to fund the purchase of the Royal Ridge Building with proceeds from the Company’s ongoing initial public offering but may later place mortgage debt on the property.

The Royal Ridge Building is located on an approximate 13.2-acre parcel of land at 11680 Great Oaks Way in Alpharetta, Georgia. The Royal Ridge Building was completed in 2001 and is 96% leased by five tenants, including Virginia Surety Company, Inc. (51%) and Hagemeyer North America (38%). Both Virginia Surety Company, Inc. and Hagemeyer North America have subleases associated with their space. Virginia Surety Company, Inc. is the principal U.S. property and casualty insurance company of The Warranty Group, the world’s largest single-source provider of extended service plan solutions. Virginia Surety Company, Inc. is owned by an affiliate of the Onex Corporation, one of Canada’s largest companies specializing in raising private equity. Hagemeyer North America distributes electrical materials, safety products and industrial products and services throughout North America. It is a wholly owned subsidiary of Hagemeyer N.V., headquartered in the Netherlands.

The current aggregate annual base rent for the tenants of the Royal Ridge Building is approximately $2,300,000. As of June 2007, the current weighted-average remaining lease term for the current tenants of the Royal Ridge Building is approximately 5 years. The Virginia Surety Company, Inc. lease expires in November 2012, and the average annual rental rate for the Virginia Surety Company, Inc. lease over the remaining lease term is $16.51 per square foot. The Virginia Surety Company, Inc. has the right, at its option, to extend the lease for two additional three-year periods. The Hagemeyer North America lease expires in October 2012, and the average annual rental rate for the Hagemeyer North America lease over the remaining lease term is $14.91 per square foot. Hagemeyer North America, Inc. has the right, at its option, to extend the lease for two additional five-year periods.

There can be no assurance that the Company will complete the acquisition. In some circumstances, if the Company fails to complete the acquisition, it may forfeit $1,000,000 of earnest money.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST, INC.

Dated: June 11, 2007	BY:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr. Chief Executive Officer